Exhibit 5.1

RICHARD O. KWAPIL         WOODBURN AND WEDGE               SHAWN G. PEARSON
GORDON H. DePAOLI    ATTORNEYS AND COUNSELORS AT LAW       DANE W. ANDERSON
 SUELLEN FULSTONE            6100 NEIL ROAD                MICHAEL W. KEANE
  JOHN P. FOWLER               SUITE 500                   JOHN F. KEUSCHER
  JOHN F. MURTHA           RENO, NEVADA 89511               KEVIN A. DARBY
 STEPHEN S. KENT     P.O. BOX 2311 RENO, NV 89505          SHARON M. PARKER
 W. CHRIS WICKER              775 688-3000               JESSICA H. NEUGEBAUER
 SHAWN B. MEADOR          FACSIMILE 775 688 3088
 LYNNE K. SIMONS                                   WILLIAM K. WOODBURN 1910-1989
 R. BLAIN ANDRUS                                     VIRGIL H. WEDGE 1912-2000
  DON L. ROSS                                        CASEY W. VLAUTIN 1938-2001
GREGG P. BARNARD
DALE F. FERGUSON                                              OF COUNSEL
 RANDY A. DRAKE                                            JAMES J. HALLEY




                                  May 28, 2004



FindWhat.com
5220 Summerlin Commons Blvd., Ste. 500
Fort Myers, FL  33907

         RE:      REGISTRATION STATEMENT ON FORM S-3 FOR FINDWHAT.COM

Ladies and Gentlemen:

         We are delivering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of FindWhat.com, a Nevada corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 6,000,000 shares of the Company's common stock, par value $0.001 per share (the "Shelf Shares") to be issued, offered and sold from time to time.

         In connection with the opinions rendered in this letter, we have examined copies of the following documents:

         1. Articles of Incorporation of Collectibles America, Inc. filed with the Nevada Secretary of State's office on October 25, 1995;

         2. Certificate of Amendment to the Articles of Incorporation of Collectibles America, Inc., changing the name of the Company to BeFirst.com, filed with the Nevada Secretary of State's office on June 17, 1999;

         3. Certificate of Amendment to the Articles of Incorporation of BeFirst.com, changing the name of the Company to FindWhat.com, filed with the Nevada Secretary of State's office on September 3, 1999;

         4. The Bylaws of the Company;

         5. Resolutions adopted at a special meeting of the Board of Directors of FindWhat.com dated May 3, 2004 authorizing and directing the preparation, execution and filing of the Registration Statement and other acts and documents related to the Registration Statement and the issuance of the Shelf Shares;

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FindWhat.com
May 28, 2004
Page 2



         6. Certificate of Anthony A. Garcia, the Chief Technology Officer of the Company, dated May 27, 2004 certifying as to the Articles of Incorporation and amendments thereto, the Bylaws and certain resolutions of the Board of Directors of the Company.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authenticate originals of all documents submitted to us as copies. We assume that all parties to all agreements and instruments relevant hereto other than the Company had the requisite power and authority to execute, deliver and perform the agreements and instruments and that they have been duly authorized by all requisite action and executed and delivered by such parties. As to questions of fact material to our opinions, including but not limited to the existing outstanding Common Stock of the Company, we have relied upon the Certificate of Anthony A. Garcia, item 6 above and the facts stated in all of the documents listed above.

         Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction.

         Based on the foregoing and subject to the foregoing, we are of the opinion that, under Nevada law, when (i) the Registration Statement becomes effective; (ii) any prospectus supplement to the Registration Statement containing specific information concerning the Shelf Shares then being offered is filed and becomes effective; and (iii) the Shelf Shares are issued and delivered upon payment thereof pursuant to the terms described in the prospectus supplement, the Shelf Shares will then be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933 or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes to facts or applicable law.

                                          Very truly yours,

                                          Woodburn and Wedge

                                          By: /s/ John P. Fowler
                                              ----------------------------
                                              John P. Fowler

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